LARSCOM INCORPORATED

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 27, 2004

      The undersigned hereby appoints Daniel L. Scharre and Donald W. Morgan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Larscom Incorporated, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Larscom Incorporated to be held at Larscom’s headquarters, 39745 Eureka Drive, Newark, California 94560 on July 27, 2004, at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC

INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

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The Board of Directors Recommends a Vote FOR Proposal 1

      Proposal 1: To adopt and approve the Agreement and Plan of Merger, dated as of April 28, 2004, by and among Larscom Incorporated, Verilink Corporation and SRI Acquisition Corp., a wholly-owned subsidiary of Verilink, and to approve the proposed merger of SRI Acquisition Corp. with and into Larscom Incorporated.

☐ For                    ☐ Against                    ☐ Abstain

(Continued on other side.)

(Continued from other side.)

Dated

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SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

      Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.